Exhibit 10.4

May 2, 2018

VIA EMAIL ONLY

Michael T. Smith

15903 Roseto Way

Naples, Florida 34110

Re:     Agreement Regarding Cannabis Entity Ownership

Dear Mr. Smith:

Reference is made to: (i) that certain Confidential Term Sheet, dated March, 2018 (the “Term Sheet”), a copy of which is attached hereto as Exhibit A, regarding Zero Gravity Solution Inc.’s (“Zero Gravity” or the “Company”) Current Offering and the Company’s offer to certain investors to participate in the equity ownership of a to-be-formed subsidiary which shall operate exclusively in the cannabis industry (the “ZG Cannabis Entity”); and (ii) the Promissory Note dated March 8, 2018 in the amount of $200,000 (the “Note”). Capitalized terms used herein not otherwise defined in this letter agreement (the “Agreement”) shall have the meaning ascribed to it in the Term Sheet.

Pursuant to the Term Sheet, the Company is granting to Qualified Investors a right to participate in the equity ownership of the ZG Cannabis Entity, on a pro rata basis, as more fully described therein. An Investor is deemed a Qualified Investor if he purchases, in one or more tranches, at least $500,000 of the Company’s securities being offered in the Current Offering.

You are now loaning the Company the additional sum of $300,001, as evidenced by the Promissory Note dated May 2, 2018 (the “Second Note”). Upon your request and prior to the closing of the Current Offering, the Company will allow you to convert the Note together with your instructions to convert the Second Note and to apply the proceeds thereof in the amount of $500,001. Together those amounts make you a Qualified Investor.

In consideration of the transaction outlined under the Second Note, the Company agrees that it shall give you a reasonable amount of notice prior to the closing of the Current Offering to allow you the opportunity to convert the Note and the Second Note as described herein.

If the above accurately reflects your understanding, please sign this Agreement below where indicated and return a copy to us.

Very truly yours,

/s/ Harvey Kaye___________________________________

Harvey Kaye, Chairman

ACCEPTED AND AGREED:

By:	/s/ Michael T. Smith
Michael T. Smith
Dated: May 2, 2018